EXHIBIT 4.6

REGISTRATION RIGHTS AGREEMENT

MCI, Inc.

Dated as of April 20, 2004

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 20, 2004, is entered into by and among MCI, Inc., a Delaware corporation (the “Company”), and the securityholders listed on the signature pages hereof.

RECITALS

WHEREAS, the Company has agreed to grant to the Holders (as defined below) the registration rights set forth herein.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings:

“Advice” shall have the meaning provided in Section 2.7 hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the State of New York.

“Common Stock” means the common stock, par value of $.01 per share, of the Company.

“Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of such future event.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Converted Registration” shall have the meaning set forth in Section 2.2(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 2.2(a) hereof.

“Demand Registration Statement” means a registration statement of the Company relating to an offering in accordance with the Securities Act pursuant to the provisions of Section 2.2(a) hereof which covers all of the Registrable Shares that will be covered by the registration statement in accordance with Section 2.2 hereof, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Demand Request” shall have the meaning set forth in Section 2.2(a) hereof.

“Effectiveness Period” shall have the meaning provided in Section 2.1(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of securities registered on Form S-4 or Form S-8 or any similar successor form.

“Filing” shall have the meaning set forth in Section 2.4.

“Holder” means (i) a securityholder listed on the signature page hereof as of the date hereof and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who shall become a party to this Agreement in accordance with Section 2.11, provided, that, a person shall cease to be a Holder at such time as the Holder, together with all affiliates or subsidiaries of such Holder, could sell all of their Registrable Shares in a single transaction pursuant to Rule 144 of the SEC under the Securities Act, assuming that the volume limitations of Rule 144(e)(1)(i) were applicable to such disposition.

“Incidental Registration” shall have the meaning provided in Section 2.3(a) hereof.

“Material Adverse Effect” shall have the meaning provided in Section 2.2(d) hereof.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Notes” means the Company’s 5.908% senior notes due 2007, the Company’s 6.688% senior notes due 2009 and the Company’s 7.735% senior notes due 2014.

“Other Securities” shall have the meaning provided in the definition of “Registrable Shares.”

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares or the Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means the Common Stock of the Company owned by the Holders as of the date hereof; and, if as a result of any reclassification, stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, sale of all or substantially all of the assets of the Company or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively “Other Securities”) are issued or transferred to a Holder in respect of Registrable Shares held by the Holder, references herein to Registrable Shares shall be deemed to include such Other Securities.

“Registration Expenses” shall have the meaning provided in Section 2.8 hereof.

“Requesting Holders” shall have the meaning set forth in Section 2.2(a) hereof.

“Required Filing Date” shall have the meaning provided in Section 2.2(a)(ii) hereof.

“Required Holders” means Holders that at the time of determination own beneficially more than 60% of the aggregate number of shares of Common Stock subject to this Agreement.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Seller Affiliates” shall have the meaning provided in Section 2.9(a) hereof.

“Shelf Registration” means a registration effected pursuant to Section 2.1(a) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, pursuant to the provisions of Section 2.1(a) hereof which covers all of the Registrable Shares and the Notes held by the Holders, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Notice” shall have the meaning provided in Section 2.7 hereof.

1.2 Rules of Construction. Unless the context otherwise requires

(1) a term has the meaning assigned to it;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions; and

(5) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) The Company shall use its reasonable efforts to cause the Shelf Registration Statement to be filed and declared effective by the SEC within 180 days after the date hereof. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not misleading.

(b) Subject to Section 2.4, the Company agrees to use reasonable efforts to keep the Shelf Registration Statement continuously effective for a period of two years from the date the SEC declares the Shelf Registration Statement effective or such shorter period that will terminate (i) when all of the Holders would lawfully be able to sell all of their remaining Registrable Shares and Notes pursuant to Rule 144 of the Securities Act, free of volume limitations, or (ii) the first date that the Holders cease to hold any Registrable Shares and Notes covered by the Shelf Registration Statement (the “Effectiveness Period”). Subject to Section 2.4, the Company further agrees, if necessary, to promptly supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Shares copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.2 Demand Registration.

(a) Request for Registration.

(i) At any time after one hundred eighty (180) days after the date hereof and prior to five (5) years after the date hereof, any Holder or Holders (the “Requesting Holders,” which term shall include parties deemed “Requesting Holders” pursuant to Section 2.2(e) hereof) holding not less than twenty eight million five hundred seventy one thousand four hundred twenty eight (28,571,428) Registrable Shares may request the Company, in writing (a “Demand Request”), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a “Demand Registration”); provided, however, the Company may, at its option, elect to convert any Demand Registration to a registration for its own account (a “Converted Registration”).

(ii) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 2.4, the Company shall file the Demand Registration Statement within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) and shall use all reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that the Company need effect only two (2) Demand Registrations in the aggregate pursuant to Demand Requests made by Holders of Registrable Shares pursuant to Section 2.2(a); provided, further, that no Converted Registration shall be deemed to be a Demand Registration and the number of Demand Registrations available shall not be reduced by any such Converted Registration.

(b) Effective Registration and Expenses. A registration shall not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand shall count as a Demand Registration unless the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration shall be deemed not to have been effected and shall not count as a Demand Registration.

(c) Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. In any underwritten offering, the Company, in its sole discretion, shall select a nationally recognized investment banking firm or firms to manage any such underwritten offering. No Person may participate in any registration pursuant to Section 2.2(a) or otherwise under this Agreement unless such Person (x) agrees to sell such Person’s Registrable Shares that are the subject of the Demand Request on the basis provided in any reasonable, market standard underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person’s ownership of his or its Registrable Shares and Notes (if applicable) that are the subject of the Demand Request to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares and Notes (if applicable), and the liability of each such Person shall be in proportion thereto, and shall be limited to, the net amount received by such Person from the sale of his or its Registrable Shares and Notes (if applicable) pursuant to such registration.

(d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), subject to the Company’s right to convert any Demand Registration to a Converted Registration. Furthermore, in the event the managing underwriter or underwriters shall advise the Company and the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

(e) Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.2.

2.3 Piggyback Registrations.

(a) Right to Piggyback. Each time prior to the fifth anniversary of this Agreement that the Company proposes to register any of its Common Stock (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than fifteen (15) days prior to the date of the initial filing with the SEC of the Company’s registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement (an “Incidental Registration”), subject to the limitations contained in Section 2.3(b) hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within twenty (20) days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any registration statement pursuant to this Section 2.3(a) by giving written notice to the Company of such withdrawal on or before five (5) Business Days prior to the effective date of such registration statement. Subject to Section 2.3(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. If the registration statement in such an Incidental Registration is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwritten offering.

(b) Priority on Registrations. If (i) in any underwritten offering, the managing underwriter or underwriters shall advise the Company in writing, or (ii) in any other offering, the Company in its reasonable business judgment believes that the inclusion of Registrable Shares requested to be included in any Incidental Registration would cause a Material Adverse Effect, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the managing underwriter or underwriters shall advise the Company in writing in the case of an underwritten offering, or that the Company in its reasonable business judgment believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the Registrable Shares to be offered for the account of the Holders pursuant to this Section 2.3, pro rata based on the number of Registrable Shares each such Holder proposed to offer pursuant to such Incidental Registration; third, securities that are to be offered on behalf of a securityholder (other than a Holder) pursuant to the exercise of a demand registration right; and fourth, any other securities requested to be included in such offering; provided, however, that in the event of a Converted Registration, the Company and the Holders shall have first priority and the Registrable Shares to be offered for the account of the Holders pursuant to such Converted Registration shall be pro rata based on (i) the number of Registrable Shares owned by each such Holder (with pro-ration amongst Holders based on the number of Registrable Shares each such Holder proposed to offer pursuant to the Converted Registration) plus (ii) the number of shares proposed to be offered by the Company. If as a result of the provisions of this Section 2.3 any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person’s ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person shall be in proportion to, and shall be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

2.4 Postponement. The Company shall be entitled to postpone for a reasonable period of time up to ninety (90) days the filing of any Demand Registration Statement, Shelf Registration Statement or any amendment or supplement thereto otherwise required to be prepared and filed by it pursuant to Section 2.1 or 2.2 (any such filing, a “Filing”), if the Company furnishes a certificate to the Requesting Holders, signed by an officer of the Company, stating that the Company, in its reasonable judgment, has determined that any such Filing would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or would not otherwise be in the best interest of the Company and its stockholders generally. If the Company shall so postpone the filing of a Demand Registration Statement, the Requesting Holders shall have the right to withdraw the Demand Request by giving written notice to the Company within twenty (20) days after receipt of the notice of postponement (and, in the event of such withdrawal, such Demand Request shall not be counted for purposes of the Demand Request to which the Holders are entitled pursuant to Section 2.2). The exercise by the Company of its rights under this paragraph shall not affect the timeliness of a Demand Request made prior to such exercise that is not so withdrawn. Notwithstanding anything to the contrary contained herein, the Company may not postpone a Filing under this Section 2.4 more than twice in any twelve-month period and any two postponements shall not be in consecutive periods.

2.5 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten (10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration of Common Stock or Common Stock Equivalents and until the earlier of (i) the date on which the offering to which such registration relates is completed and (ii) ninety (90) days after such effective date or such longer period as may be reasonably required by the managing underwriter of any underwritten registration (except as part of such registration).

2.6 Registration Procedures. In connection with the Company’s registration of any Registrable Shares or Notes pursuant to this Agreement, the Company shall use its reasonable efforts to effect the registration and the sale of such Registrable Shares and/or Notes in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and Notes (if applicable) and use its reasonable efforts to cause such registration statement to become effective;

(b) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments (other than the Shelf Registration Statement which shall be kept effective for such period as provided in Section 2.1) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Shares and Notes (if applicable) and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.7 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares and Notes (if applicable) covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) on or prior to the date that the registration statement is declared effective, use its reasonable efforts to register or qualify such Registrable Shares and Notes (if applicable) under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares and Notes (if applicable) owned by such seller in such jurisdictions (provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(e) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares and/or Notes (if applicable), such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of the twelve-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve-month period, and which requirement shall be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(g) if requested by the managing underwriter or any seller, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares and/or Notes (if applicable) being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares and Notes (if applicable) to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(h) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(i) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(j) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, if any, and the Company shall request for such letters to also be addressed to each selling Holder of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as the underwriters, if any, may reasonably request;

(k) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each of the underwriters, if any, and the Company shall request for such opinions to also be addressed to each selling Holder, covering the matters customarily covered in opinions of issuer’s counsel requested in underwritten offerings, such as the effectiveness of the registration statement and such other matters as may be requested by such counsel and underwriters, if any;

(l) cause the Registrable Shares and Notes (if applicable) included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the NASD Automated Quotation System or the Nasdaq National Market if the Registrable Shares and/or Notes (if applicable) so qualify;

(m) provide a transfer agent and registrar for all Registrable Shares and Notes (if applicable) registered hereunder and provide a CUSIP number for the Registrable Shares and Notes (if applicable) included in any registration statement not later than the effective date of such registration statement;

(n) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and Notes (if applicable) and their respective counsel in connection with any filings required to be made with the NASD;

(o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(p) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(q) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

(r) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Shares being sold in connection therewith or by the managing underwriters (including cooperating in reasonable marketing efforts, including in connection with any Demand Registration, participation by senior executives of the Company in any “roadshow” or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, provide indemnification provisions and procedures substantially to the effect set forth in Section 2.9 hereof with respect to all parties to be indemnified pursuant to Section 2.9. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(s) advise each seller of such Registrable Shares and/or Notes (if applicable), promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(t) give the Holders who own Registrable Shares or Notes, if applicable, to be registered under such registration statement, the underwriter or underwriters, if any, and their respective counsel and accountants, the timely opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment or supplement to the foregoing items, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary or advisable, in the opinion of each of such Holders and such underwriters’ respective counsel, to conduct appropriate due diligence as contemplated by the Securities Act.

2.7 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.6(e)(iii) such Holder shall forthwith discontinue disposition of Registrable Shares pursuant to any registration statement until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional filings which amend or supplement the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.6(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article 2 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with any applicable securities exchange or as may be required by the rules and regulations of the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of other persons retained by the Company, all out-of-pocket expenses of the Company (including without limitation, expenses incurred by the Company, its officers, directors, and employees performing legal or accounting duties or preparing or participating in “roadshow” presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any “roadshow”, including travel and lodging expenses of such “roadshows”) and the reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed) (all such expenses being herein called “Registration Expenses”) shall be borne by the Company whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares, which expenses shall be borne by the selling Holders pro rata on the basis of the number of shares so registered, or any counsel (except as provided above), accountants, or other persons retained or employed by any Holders.

2.9 Indemnification.

(a) The Company will indemnify, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) against (A) any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.9(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any and all losses, liabilities, claims, damages, and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) any and all costs and expenses (including the reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 2.9(a) will be made by timely periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and each such seller will, to the fullest extent permitted by law, indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.9(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares shall be in proportion to, and shall be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment, based upon the written advice of its respective counsel, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based upon the written advice of its respective counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.9(a) or Section 2.9(b) are unavailable in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.9(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.9(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sales of such Holder’s Registrable Shares made pursuant to such registration statement giving rise to such indemnification obligation exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.9(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.9(a) and Section 2.9(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.9(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.9(b).

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

2.10 Information from a Holder.

(a) The Company may require each Holder including its Registrable Shares and/or Notes (if applicable) in any registration statement hereunder to furnish to the Company such information regarding the Holder and its intended plan and method of disposition of such Registrable Shares and/or Notes as the Company may, from time to time, after conferring with counsel with regard to the information that would be required by the SEC to be included in such registration statement, reasonably request in writing. Notwithstanding any provision of this Agreement to the contrary, the Company may refuse to proceed with the registration of such Holder’s Registrable Shares and/or Notes (if applicable) if such Holder fails to furnish such information within a reasonable time after receiving such request.

(b) Each selling Holder shall (i) notify the Company of the occurrence of any event that makes any statement made in a registration statement or prospectus relating to information provided by such Holder pursuant to paragraph (a) of this Section untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, (A) in the case of a registration statement, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (B) in the case of a prospectus, it will not contain any untrue statement of a material fact or omit any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such prospectus as contemplated by Sections 2.6(b) and 2.6(e)(iii).

2.11 Transfer of Registration Rights. The rights of each Holder under this Agreement may be assigned, in whole or in part, to any transferee or assignee of shares of a Holder’s Registrable Shares and/or Notes not sold to the public; provided, however, that the Company is given written notice by such Holder prior to said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and the Company gives prior written consent to such transfer, which consent shall not be unreasonably withheld or delayed.

2.12 Current Public Information. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees, after the effective date of the first registration statement or amendment to a registration statement filed by the Company with SEC pursuant to the Exchange Act on or after the date hereof, to use reasonable efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act; and

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

ARTICLE 3

MISCELLANEOUS

3.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

MCI, Inc.

22001 Loudoun County Parkway

Ashburn, Virginia 20147

Attention: General Counsel

Fax: (703) 886-0860

With copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Simeon Gold

Fax: (212) 310-8007

If to any Holder, at its address listed on the signature pages hereof.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is mechanically acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

3.2 Withdrawal. Any Holder may withdraw from this Agreement upon providing written notice to the Company and each of the other Holders and such withdrawing Holder shall have no further rights hereunder, nor shall such Holder have any obligations hereunder other than any obligation arising from any event or state of facts occurring prior to the receipt of such written notification by the Company and the other Holders.

3.3 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in any federal or state court located within the State of New York with respect to any suit, claim or other dispute arising out of this Agreement. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 3.1. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.

3.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and permitted assigns.

3.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

3.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

3.8 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

3.9 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.

3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MCI, INC.

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SECURITYHOLDERS SIGNATURE PAGE

Name of securityholder:	PROMOTORA INBURSA, S.A. DE C.V.
Name of authorized officer:
Title of authorized officer:

Signature:
Date:
Address:	Insurgentes Sur #3500,
Col. Peña Pobre 14060,
México D.F

Name of securityholder:	INMOBILIARIA INBURSA, S.A. DE C.V.
Name of authorized officer:
Title of authorized officer:

Signature:
Date:
Address:	Paseo de las Palmas #750
Lomas de Chapultepec 11000
México D.F

Name of securityholder:	COMMERCIAL LLC
Name of authorized officer:
Title of authorized officer:

Signature:
Date:
Address:	477 Madison Ave.
New York, NY 10022

Name of securityholder:	FINANCIAL VENTURES LLC
Name of authorized officer:
Title of authorized officer:

Signature:
Date:
Address:	1105 North Market Street, Suite 1300
Wilmington, Delaware 19801

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Name of securityholder:	GLOBAL TELECOM LLC
Name of authorized officer:
Title of authorized officer:

Signature:
Date:
Address:	477 Madison Ave.
New York, NY 10022

Name of securityholder:	ORIENT STAR HOLDINGS LLC
Name of authorized officer:
Title of authorized officer:

Signature:
Date:
Address:	477 Madison Ave.
New York, NY 10022

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT